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                                                                    Exhibit 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TTM Technologies, Inc.:

    We consent to the reference to our firm under the caption "Experts" in the Prospectus.

                                          /s/ SIMON DADOUN & CO., P.S.


Bellevue, Washington
August 25, 2000